Exhibit 10.1

ALLONGE TO NON-CONVERTIBLE PROMISSORY NOTE

Allonge (this “Allonge”) to that certain Non-Convertible Promissory Note (the “Note”) attached hereto as Exhibit 1 and made a part hereof in the principal amount of $50,000 dated October 21, 2019, from Brain Scientific Inc., a Nevada corporation (the “Company”), in favor of Leonard Mazur, as Holder (the “Holder”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Note.

The Company and the Holder agree that the Note shall be revised as follows:

1. The definition of “Maturity Date” set forth in Section 1.1 of the Note shall be amended and replaced to read as follows:

“Maturity Date” shall mean April 21, 2021.”

2. The Holder hereby waives any and all (if any) Events of Default or other breaches or defaults of the subscription agreement relating to the subscription of the Note, through the date hereof.

This Allonge is intended to be attached to and made a permanent part of the Note.

Dated as of the 21st day of April, 2020.

Company:	BRAIN SCIENTIFIC INC.

	By:	/s/ Boris Goldstein
	Name:	Boris Goldstein
	Title:	Chairman

Holder:

/s/ Leonard Mazur
	Name:	LEONARD MAZUR